EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-3, No. 333-248637) and in the related prospectuses and prospectus supplements,
2)	Registration Statements (Form S-3, Nos. 333-225184 and 333-238595) and in the related prospectuses and prospectus supplements,
3)	Registration Statements (Form S-8, Nos. 333-239324 and 333-258864) pertaining to the 2018 Inducement Award Plan and the 2018 Equity Incentive Plan,
4)	Registration Statement (Form S-8, No. 333-230171) pertaining to the 2018 Inducement Award Plan,
5)	Registration Statement (Form S-8, No. 333-228147) pertaining to the Directors’ Market Value Stock Purchase Plan,
6)	Registration Statement (Form S-8, No. 333-225190) pertaining to the 2018 Equity Incentive Plan,
7)	Registration Statement (Form S-8, No. 333-196677) pertaining to the 2014 Employee Stock Purchase Plan,
8)	Registration Statement (Form S-8, No. 333-174350) pertaining to the 2011 Incentive Award Plan, the 2002 Equity Incentive Plan, the 1996 Directors’ Stock Option Plan and the 1992 Stock Option Plan, and
9)	Registration Statement (Form S-8, No. 333-136330) pertaining to the 2002 Equity Incentive Plan and the 2006 Directors’ Stock Option Plan;

of our report dated March 10, 2022, with respect to the financial statements of Geron Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/Ernst & Young LLP

Redwood City, California

March 10, 2022